PUBLIC STORAGE, INC.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share

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

                                                              For the Three Months Ended            For the Nine Months Ended
                                                                     September 30,                        September 30,
                                                               ---------------------------------    --------------------------------
PRIMARY EARNINGS PER SHARE:                                         1997               1996             1997               1996
---------------------------------------------                   ------------        ------------    ------------        ------------

Net income                                                        $46,548            $40,366         $133,117            $110,446

Less: Preferred Stock dividends:
   10% Cumulative Preferred Stock, Series A                        (1,141)            (1,141)         (3,422)              (3,423)
   9.20% Cumulative Preferred Stock, Series B                      (1,372)            (1,372)         (4,116)              (4,116)
   Variable Rate Preferred Stock, Series C                           (557)              (582)         (1,673)              (1,630)
   9.50% Cumulative Preferred Stock, Series D                        (712)              (712)         (2,138)              (2,138)
   10.0% Cumulative Preferred Stock, Series E                      (1,372)            (1,372)         (4,116)              (4,116)
   9.75% Cumulative Preferred Stock, Series F                      (1,402)            (1,402)         (4,205)              (4,205)
   8.875% Cumulative Preferred Stock, Series G                     (3,827)            (3,827)        (11,482)             (11,652)
   8.45% Cumulative Preferred Stock, Series H                      (3,564)            (3,564)        (10,694)              (9,783)
   8.625% Cumulative Preferred Stock, Series I                     (2,156)                 -          (6,468)                   -
   8.000% Cumulative Preferred Stock, Series J                     (1,085)                 -          (1,085)                   -
   8.25% Convertible Preferred Stock                               (1,128)            (1,168)         (3,407)              (3,523)
   Mandatory Convertible Participating Preferred Stock                  -                  -                  -            (1,700)
   Mandatory Convertible Preferred Stock, Series CC                     -             (1,916)        (15,328)              (3,832)
                                                                ------------        ------------    ------------        ------------
       Total preferred dividends                                  (18,316)           (17,056)        (68,134)             (50,118)
                                                                ------------        ------------    ------------        ------------

Net income allocable to common shareholders                       $28,232            $23,310          $64,983             $60,328
                                                                ============        ============    ============        ============

Weighted Average common and common equivalent shares outstanding:


                                                                  102,964             78,052           96,586              74,440
Weighted average common shares outstanding

Net effect of dilutive stock options - based on
   treasury stock method using average market price                   572                286              568                 250
                                                                ------------        ------------    ------------        ------------
         Total                                                    103,536             78,338           97,154              74,690
                                                                ============        ============    ============        ============

Primary earnings per common and common equivalent
 share                                                              $0.27              $0.30             $0.67             $0.81
                                                                ============        ============    ============        ============

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

                                                              For the Three Months Ended            For the Nine Months Ended
                                                                     September 30,                        September 30,
                                                               ---------------------------------    --------------------------------
Fully-diluted Earnings per Common and Common
     Equivalent Share:                                             1997               1996             1997               1996
---------------------------------------------                   ------------        ------------    ------------        ------------
Net income allocable to common shareholders per
   Primary calculation above                                     $28,232            $23,310          $64,983             $60,328
Add dividends paid to holders of Convertible Preferred Stocks:
      *   8.25% Convertible Preferred Stock                        1,128              1,168            3,407               3,523
      *   Mandatory Convertible Participating
          Preferred Stock                                              -                  -                -               1,700
      *   Series CC Preferred Stock                                    -              1,916            1,916               3,832
                                                                ------------        ------------    ------------        ------------
Net income allocable to common shareholders for
   purposes of determining Fully-diluted Earnings per
   Common and Common Equivalent Share                            $29,360            $26,394          $70,306             $69,383
                                                                ------------        ------------    ------------        ------------

Weighted average common and common equivalent shares
   outstanding                                                   103,536             78,338           97,154              74,690
Proforma  weighted  average  common shares
   assuming  conversion of  Convertible
   Preferred Stock:
      *   8.25% Convertible Preferred Stock                        3,717              3,814            3,690               3,837
      *   Mandatory Convertible Participating
          Preferred Stock                                              -                  -                -                 985
      *   Series CC Preferred Stock  (1)                               -              2,064              688               1,376
                                                                ------------        ------------    ------------        ------------

Weighted average common and common equivalent
  shares for purposes of computation
  of Fully-diluted Earnings per Common
  and Common Equivalent Share                                    107,253             84,216          101,532              80,888
                                                                ------------        ------------    ------------        ------------


Fully-diluted Earnings per Common and Common
Share (2)
                                                                   $0.27              $0.31           $0.69               $0.86
                                                                ============        ============    ============        ============

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(1)  The 1997  three  and  nine  month  earnings  per  common  share  have  been negatively impacted by a non-recurring special dividend on preferred stock totaling $13,412,000 ($0.14 per common share.) At the end of the first quarter of 1997, the Company paid a special dividend totaling $13,412,000 to its Series CC Convertible Preferred Stock. As a result of the special dividend, the Company would not have to pay another dividend with respect to this stock until the quarter ended March 31, 1999. During the second quarter of 1997, the Series CC Convertible Preferred Stock converted into common stock of the Company. Accordingly, all of the $13,412,000 of dividends were treated in the second quarter of 1997 as an allocation of net income to the preferred shareholders in determining the allocation of net income to the common shareholders.


(2) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to certain contingencies such as the passage of time and the attainment of certain earnings milestone by the Company. The assumption of such earnings and the pro forma conversion of the Class B Common Stock into Common Stock in the above computations would have resulted in an increase in the fully-diluted earnings per common share, and accordingly, is anti-dilutive.